                                                             Exhibit No. EX-99.b

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                           DELAWARE GROUP CASH RESERVE
                           A Delaware Statutory Trust

                                    ARTICLE I
                                     OFFICES

     Section 1. PRINCIPAL  OFFICE.  The principal  executive  office of Delaware
Group Cash Reserve (the  "Trust")  shall be One Commerce  Square,  Philadelphia,
Pennsylvania,  19103.  The board of trustees (the "Board of Trustees") may, from time to time, change the location of the principal executive office of the Trust to any place within or outside the State of Delaware.

     Section 2. OTHER  OFFICES.  The Board of Trustees may at any time establish branch or subordinate  offices at any place or places where the Trust intends to do business.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

     Section 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place  within  or  outside  the  State of  Delaware  designated  by the Board of
Trustees.  In the  absence  of any such  designation  by the Board of  Trustees, shareholders'  meetings shall be held at the principal  executive  office of the
Trust. For purposes of these Amended and Restated  By-Laws (the "By-Laws"),  the term "shareholder" shall mean a record owner of shares of the Trust.

     Section 2. CALL OF MEETING.  A meeting of the shareholders may be called at any time by the Board of Trustees,  the  Chairperson (as defined under Section 3 of Article  III  herein) or by the  President  (as  defined  under  Section 1 of
Article V herein).  If the Trust is required under the Investment Company Act of
1940,  as amended (the "1940  Act"),  to hold a  shareholders'  meeting to elect trustees,  the  meeting  shall be deemed an "annual  meeting"  for that year for purposes of the 1940 Act.

     Section 3.  NOTICE OF  SHAREHOLDERS'  MEETING.  All  notices of meetings of shareholders  shall be sent or otherwise  given, in accordance with Section 4 of this  Article,  not less than seven (7) nor more than  one-hundred  twenty (120)
days before the date of the  meeting.  The notice  shall  specify (i) the place, date and hour of the meeting,  and (ii) the general nature of the business to be transacted.  The notice of any meeting at which  trustees are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election.  Except with respect to  adjournments as provided  herein,  no business shall be transacted at such meeting other than that specified in the notice.

     Section 4.  MANNER OF GIVING  NOTICE;  AFFIDAVIT  OF NOTICE.  Notice of any
meeting of shareholders shall be given either personally or by first-class mail,
courier  or   telegraphic,   facsimile,   electronic   mail  or  other   written
communication,  charges prepaid,  addressed to the shareholder at the address of that  shareholder  appearing on the books of the Trust or its transfer  agent or given by the  shareholder  to the Trust for the  purpose of  notice.  If no such address appears on the Trust's books or is given, notice shall be deemed to have been  given  if  sent to that  shareholder  by  first-class  mail,  courier,  or telegraphic,  facsimile,  electronic mail or other written  communication to the
Trust's principal executive office. Notice shall be deemed to have been given at the time when delivered  personally or deposited in the mail,  with a courier or sent  by  telegram,  facsimile,  electronic  mail  or  other  means  of  written communication.

     If any notice addressed to a shareholder at the address of that shareholder appearing  on the books of the Trust is returned to the Trust marked to indicate that the notice to the  shareholder  cannot be  delivered at that  address,  all future  notices  or  reports  shall be deemed to have  been duly  given  without further mailing,  or substantial  equivalent  thereof,  if such notices shall be available  to the  shareholder  on  written  demand  of the  shareholder  at the principal  executive  office of the Trust for a period of one year from the date of the giving of the notice.

     An  affidavit  of the  mailing  or other  means of giving any notice of any shareholders' meeting shall be executed by the secretary, assistant secretary or any  transfer  agent of the  Trust  giving  the  notice  and  shall be filed and maintained in the records of the Trust.  Such affidavit shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     Section 5. ADJOURNED MEETING; NOTICE. Any shareholders' meeting, whether or not a quorum is  present,  may be  adjourned  from time to time (and at any time during  the  course of the  meeting)  by a  majority  of the votes cast by those shareholders  present  in  person  or by  proxy,  or by the  chairperson  of the meeting.  Any adjournment may be with respect to one or more proposals,  but not necessarily  all  proposals,  to be voted or acted upon at such  meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of a vote or other action taken at a shareholders' meeting prior to adjournment.

     When any  shareholders'  meeting is  adjourned  to  another  time or place, notice need not be given of the adjourned  meeting at which the  adjournment  is taken,  unless a new record date of the adjourned meeting is fixed or unless the adjournment  is for more than one hundred eighty (180) days from the record date set for the original  meeting,  in which case the Board of Trustees  shall set a new record date. If notice of any such adjourned meeting is required pursuant to the preceding sentence, it shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this  Article.  At any  adjourned  meeting,  the Trust may transact any business that might have been transacted at the original meeting.

     Section 6.  VOTING.  The  shareholders  entitled  to vote at any meeting of shareholders  shall be  determined  in  accordance  with the  provisions  of the
Declaration of Trust, as in effect at such time. The  shareholders'  vote may be by voice vote or by ballot;  provided,  however,  that any election for trustees must be by ballot if demanded by any shareholder before the voting has begun.

     Abstentions  and  broker   non-votes  will  be  included  for  purposes  of
determining whether a quorum is present at a shareholders' meeting.  Abstentions and  broker  non-votes  will be  treated  as votes  present  at a  shareholders'
meeting,  but  will  not be  treated  as  votes  cast.  Abstentions  and  broker non-votes, therefore, will have no effect on proposals which require a plurality or majority of votes cast for approval,  but will have the same effect as a vote
"against" on proposals requiring a majority of outstanding voting securities for approval.

     Unless  otherwise  determined  by the  Board  of  Trustees  at the  time it approves an action to be submitted to the shareholders for approval, shareholder approval of an action  shall  remain in effect  until such time as the  approved action is implemented or the shareholders vote to the contrary.  Notwithstanding the  foregoing,  an agreement of merger or  consolidation  may be  terminated or amended  notwithstanding  prior  approval if so authorized by such  agreement of merger or consolidation pursuant to Section 3815 of the Delaware Statutory Trust
Act ("DSTA").

     Section 7. WRITTEN  ACTION.  Any action that might be taken at a meeting of the  shareholders  may be  taken  without  a  meeting  in  accordance  with  the provisions of the Trust's  Agreement and Declaration of Trust, as may be amended from time to time.

     Section  8.  WAIVER OF  NOTICE  BY  CONSENT  OF  ABSENT  SHAREHOLDERS.  The
transactions  of a meeting  of  shareholders,  however  called and  noticed  and wherever held, shall be valid as though  transacted at a meeting duly held after regular  call and  notice if a quorum be  present  either in person or by proxy.
Attendance  by a person at a meeting  shall also  constitute  a waiver of notice with respect to that person of that meeting,  except when the person  objects at the  beginning of the meeting to the  transaction  of any  business  because the meeting is not lawfully  called or convened and except that such  attendance  is not a waiver of any right to object to the consideration of matters not included in the  notice  of the  meeting  if  that  objection  is  expressly  made at the beginning of the meeting.  Whenever  notice of a meeting is required to be given to a shareholder  under the  Declaration  of Trust or these  By-Laws,  a written waiver thereof,  executed before or after the meeting by such shareholder or his or her attorney thereunto  authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

     Section 9. PROXIES.  Every shareholder  entitled to vote for trustees or on any  other  matter  shall  have the right to do so either in person or by one or more agents  authorized by a written proxy signed by the  shareholder  and filed with  the  secretary  of the  Trust.  A proxy  shall  be  deemed  signed  if the shareholder's  name  is  placed  on the  proxy  (whether  by  manual  signature, typewriting, telegraphic transmission,  electronic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact.  A validly executed proxy which does not state that it is  irrevocable  shall  continue  in full force and effect unless (i) revoked by the  shareholder  executing it by a written  notice delivered  to  the  Trust  prior  to  the  exercise  of  the  proxy  or  by  the shareholder's  execution of a subsequent  proxy or attendance and vote in person at the  meeting;  or (ii)  written  notice  of the  death or  incapacity  of the shareholder  is  received  by the Trust  before  the  proxy's  vote is  counted;
provided,  however,  that no proxy shall be valid after the expiration of eleven
(11) months from the date of the proxy unless  otherwise  provided in the proxy.
The revocability of a proxy that states on its face that it is irrevocable shall be governed by the  provisions  of the General  Corporation  Law of the State of
Delaware.

     With respect to any shareholders'  meeting, the Trust may accept proxies by electronic  transmission  (as defined in the DSTA) or telephonic,  computerized, telecommunications  or any other  reasonable  alternative  to the execution of a written  instrument  authorizing  the proxy to act,  provided the  shareholder's authorization is received within eleven (11) months before the meeting.  A proxy with respect to shares held in the name of two or more Persons shall be valid if executed  by any one of them  unless  at or prior to  exercise  of the proxy the
Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid  unless  challenged  at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.

     Section 10. INSPECTORS OF ELECTION. Before any meeting of shareholders, the
Board of  Trustees  or the  appropriate  officers  of the Trust may  appoint any person  other than  nominees  for office to act as  inspector of election at the meeting or its  adjournment.  If no inspector of election is so  appointed,  the chairperson  of the  meeting  may,  and on the request of any  shareholder  or a shareholder's  proxy shall,  appoint an inspector of election at the meeting. If any person  appointed as  inspector  fails to appear or fails or refuses to act, the  chairperson of the meeting may, and on the request of any  shareholder or a shareholder's proxy shall, appoint a person to fill the vacancy.

     The inspector shall:

     (a)  determine  the number of shares  outstanding  and the voting  power of each, the shares  represented at the meeting,  the existence of a quorum and the authenticity, validity and effect of proxies;

     (b)  receive votes, ballots or consents;

     (c)  hear and determine all  challenges and questions in any way arising in connection with the right to vote;

     (d)  count and tabulate all votes or consents;

     (e)  determine when the polls shall close;

     (f)  determine the result; and

     (g)  do any other acts that may be proper to conduct  the  election or vote with fairness to all shareholders.

                                   ARTICLE III
                                    TRUSTEES

     Section 1. POWERS.  Subject to the applicable provisions of the Declaration of Trust and these By-Laws  relating to action requiring  shareholder  approval, the  business  and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Board of Trustees.

     Section 2.  NUMBER OF  TRUSTEES.  The number of trustees  constituting  the
Board of Trustees shall be determined as set forth in the Declaration of Trust.

     Section 3.  CHAIRPERSON.  The Board of Trustees may elect a chairperson for
the  purpose  of   presiding   at  meetings  of  the  Board  of  Trustees   (the
"Chairperson"). The Chairperson shall exercise and perform such other powers and duties as may be from time to time assigned to the  Chairperson  by the Board of
Trustees or prescribed by the By-Laws.  The  Chairperson may delegate his or her powers and duties to the  trustees or officers of the Trust that he or she deems appropriate,  provided that such delegation is consistent with applicable  legal and regulatory requirements.

     Section 4. VACANCIES. Vacancies in the Board of Trustees may be filled by a majority of the  remaining  trustees,  though  less than a quorum,  or by a sole remaining trustee,  unless the Board of Trustees calls a meeting of shareholders for the purpose of filling such vacancies.  Notwithstanding the above,  whenever and for so long as the Trust is a  participant  in or otherwise  has in effect a plan under which the Trust may be deemed to bear  expenses of  distributing  its shares as that  practice is described in Rule 12b-1 under the 1940 Act, then the selection and nomination of the trustees who are not "interested persons" of the
Trust,  as that term is  defined  in the 1940 Act (the  "Independent  Trustees")
shall be, and is, committed to the discretion of the Independent Trustees.

     In the event that all trustee offices become vacant, an authorized  officer of Delaware  Management Company, a series of Delaware Management Business Trust, or any  successor  entity  thereto or affiliate  thereof  serving as  investment adviser to the Trust  ("DMC"),  on behalf DMC, shall serve as the sole remaining trustee  effective  upon the vacancy in the office of the last trustee.  In such case,  such officer of DMC, as the sole  remaining  trustee,  shall,  as soon as practicable,  fill all of the  vacancies  on the  Board of  Trustees;  provided, however,  that, upon filling such vacancies,  the percentage of trustees who are
Independent  Trustees  of the Trust  shall be no less than that  required by the
1940 Act.  Thereupon,  such officer of DMC shall resign as trustee and a meeting of the  shareholders  shall be  called,  as  required  by the 1940 Act,  for the election of trustees.

     Whenever  a vacancy  in the Board of  Trustees  shall  occur (by  reason of death, resignation, removal, an increase in the authorized number of trustees or other cause),  until such vacancy is filled as provided  herein or the number of authorized trustees  constituting the Board of Trustees is decreased pursuant to
Article  IV,  Section 1 of the  Declaration  of Trust,  the  trustee(s)  then in office,  regardless of the number and even if less than a quorum, shall have all the powers  granted to the Board of Trustees and shall  discharge all the duties imposed upon the Board of Trustees by the Declaration of Trust and these By-Laws as though such number constitutes the entire Board of Trustees.

     Section 5. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. All meetings of the
Board of  Trustees  may be held at any  place  within  or  outside  the State of
Delaware that has been  designated  from time to time by resolution of the Board of Trustees.  In the absence of such a  designation,  regular  meetings shall be held at the principal  executive  office of the Trust.  Any meeting,  regular or special, may be held by conference telephone or similar communication equipment, so long as all trustees  participating in the meeting can hear one another,  and all such trustees shall be deemed to be present in person at the meeting.

     Section 6.  REGULAR  MEETINGS.  Regular  meetings  of the Board of Trustees shall be held  without  call at such time as shall from time to time be fixed by the Board of Trustees. Such regular meetings may be held without notice.

     Section 7. SPECIAL MEETINGS.  Special meetings of the Board of Trustees for any  purpose  or  purposes  may be  called at any time by the  Chairperson,  the
President (as defined under Section 1 of Article V herein),  any vice president, the secretary or any two (2) trustees.

     Notice  of the  time and  place  of  special  meetings  shall be  delivered personally or by telephone to each trustee or sent by first-class mail,  courier or telegram,  charges prepaid, or by facsimile or electronic mail,  addressed to each  trustee at that  trustee's  address  as it is shown on the  records of the
Trust. In case the notice is mailed,  it shall be deposited in the United States mail at least seven (7) days before the time of the holding of the  meeting.  In case the notice is  delivered  personally,  by  telephone,  by  courier,  to the telegraph  company,  or by express mail,  facsimile,  electronic mail or similar service,  it shall be delivered at least  forty-eight (48) hours before the time of the holding of the meeting.  Any oral notice given personally or by telephone may be  communicated  either to the  trustee or to a person at the office of the trustee  who the person  giving the notice has reason to believe  will  promptly communicate  it to the  trustee.  The notice need not specify the purpose of the meeting or, if the meeting is to be held at the  principal  executive  office of the Trust, the place of the meeting.

     Section 8. QUORUM.  A majority of the  authorized  number of trustees shall constitute  a quorum  for the  transaction  of  business,  except to  adjourn as provided in Section 11 of this Article.  Every act or decision done or made by a majority  of the  trustees  present at a meeting  duly held at which a quorum is present  shall be regarded as the act of the Board of  Trustees,  subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present may continue to transact  business  notwithstanding  the  withdrawal  of trustees if any action  taken is approved by at least a majority of the required quorum for that meeting.

     Section 9. WAIVER OF NOTICE. Notice of any meeting need not be given to any trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting,  or an approval of the minutes.  The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents,  and approvals  shall be filed with the records of the Trust or made a part of the  minutes of the  meeting.  Notice of a meeting  shall also be deemed given to any trustee who attends the meeting without protesting before or at its commencement about the lack of notice to that trustee.

     Section  10.  ACTION BY  WRITTEN  CONSENT  IN LIEU OF  MEETINGS.  Except as
required  by  law,  including  the  1940  Act  and  the  rules  and  regulations thereunder,  on any matter  required or permitted to be voted on by the Board of
Trustees  or a  committee  of the Board of  Trustees,  the Board of  Trustees or
committee  thereof may take such action without a meeting,  without prior notice and  without a vote,  if a consent or consents  in  writing,  setting  forth the action  so  taken,  shall be signed  by the  Trustees  having  not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all  Trustees  entitled to vote  thereon  were present and voted.

     Section 11. ADJOURNMENT. A majority of the trustees present, whether or not constituting a quorum, may adjourn any matter at any meeting to another time and place.

     Section 12. NOTICE OF ADJOURNMENT.  Notice of the time and place of holding an adjourned  meeting need not be given unless the meeting is adjourned for more than seven (7) days,  in which case  notice of the time and place shall be given before the time of the adjourned meeting to the trustees who were present at the time of the adjournment.

     Section 13. FEES AND  COMPENSATION  OF  TRUSTEES.  Trustees  and members of committees  may receive such  compensation,  if any, for their services and such reimbursement  of expenses as may be fixed or  determined  by  resolution of the
Board of  Trustees.  This  Section 13 shall not be  construed  to  preclude  any trustee  from  serving the Trust in any other  capacity  as an  officer,  agent, employee, or otherwise and receiving compensation for those services.

     Section 14. TRUSTEE  EMERITUS.  Upon retirement of a trustee,  the Board of
Trustees  may elect him or her to the  position of Trustee  Emeritus.  A Trustee
Emeritus  shall serve for one year and may be reelected by the Board of Trustees from year to year thereafter. Any person serving as a Trustee Emeritus shall not vote at meetings of trustees  and shall not be held  responsible  for actions of the Board of Trustees  but shall  receive  fees paid to trustees  for serving as such.

                                   ARTICLE IV
                                   COMMITTEES

     Section 1. COMMITTEES OF TRUSTEES. The Board of Trustees may, by resolution adopted by a majority of the  authorized  number of trustees,  designate  one or more  committees,  each consisting of two (2) or more trustees,  to serve at the pleasure of the Board of Trustees.  The Board of Trustees may  designate  one or more  trustees as alternate  members of any committee who may replace any absent member at any meeting of the committee.  Any committee to the extent provided in the  resolution of the Board of Trustees,  shall have the authority of the Board of Trustees, except with respect to:

     (a)  the  approval of any action  which under the  Declaration  of Trust or applicable law also requires  shareholders'  approval or requires  approval by a majority of the entire  Board of  Trustees  or certain  members of said Board of
Trustees;

     (b)  the filling of vacancies on the Board of Trustees or in any committee;

     (c)  the fixing of compensation of the trustees for serving on the Board of
Trustees or on any committee;

     (d)  the amendment or repeal of the  Declaration of Trust or of the By-Laws or the adoption of new By-Laws;

     (e)  the  amendment  or repeal of any  resolution  of the Board of Trustees which by its express terms is not so amendable or repealable; or

     (f)  the  appointment  of any other  committees of the Board of Trustees or the members of these committees.

     Section 2.  MEETINGS AND ACTION OF  COMMITTEES.  Meetings and action of any committee  shall  be  governed  by and held and  taken  in  accordance  with the provisions  of Article III of these  By-Laws,  with such  changes in the context thereof as are  necessary to  substitute  the  committee and its members for the
Board of Trustees and its members,  except that the time of regular  meetings of any committee may be determined either by resolution of the Board of Trustees or by resolution of the  committee.  Special  meetings of any committee may also be called by resolution of the Board of Trustees, and notice of special meetings of any committee  shall also be given to all  alternate  members who shall have the right to attend all meetings of the  committee.  The Board of Trustees may adopt rules for the government of any committee not  inconsistent  with the provisions of these By-Laws.

                                    ARTICLE V
                                    OFFICERS

     Section 1.  OFFICERS.  The  officers of the Trust shall be a president  and chief executive officer (the  "President"),  a secretary,  and a treasurer.  The
Trust may also have,  at the  discretion  of the Board of Trustees,  one or more vice presidents,  one or more assistant vice  presidents,  one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance  with the  provisions of Section 3 of this Article.  Any number  of  offices  may be held by the  same  person,  except  the  offices  of
President and vice president.

     Section 2.  ELECTION OF OFFICERS.  The officers of the Trust  designated in
Section 1 of this  Article  shall be chosen by the Board of  Trustees,  and each shall serve at the pleasure of the Board of Trustees,  subject to the rights, if any, of an officer under any contract of employment.

     Section 3. SUBORDINATE OFFICERS.  The Board of Trustees may appoint and may empower the  Chairperson  and/or the President to appoint such other officers as the business of the Trust may  require,  each of whom shall hold office for such period,  have such  authority  and perform  such duties as are provided in these
By-Laws or as the Board of Trustees may from time to time determine.

     Section 4. REMOVAL AND RESIGNATION OF OFFICERS.  Subject to the rights,  if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Trustees at any regular or special meeting  of the Board of  Trustees,  or by an  officer  upon whom such  power of removal may be conferred by the Board of Trustees.

     Any officer may resign at any time by giving  written  notice to the Trust.
Any  resignation  shall take effect at the date of the receipt of that notice or at any later time specified in that notice;  and unless  otherwise  specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without  prejudice to the rights,  if any, of the
Trust under any contract to which the officer is a party.

     Section 5. VACANCIES IN OFFICES.  A vacancy in any office because of death, resignation,  removal,  disqualification  or other  cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.

     Section 6. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Trustees to the  Chairperson,  the President  shall be the chief  executive  officer of the Trust and shall,  subject to the control of the
Board of  Trustees,  have  general  supervision,  direction  and  control of the business and the  officers of the Trust.  The  President  shall have the general powers and duties of management  usually  vested in the office of president of a corporation  and shall have such other powers and duties as may be prescribed by the Board of Trustees or these By-Laws.

     Section 7. VICE PRESIDENTS.  In the absence or disability of the President, vice  presidents,  in the order as  determined  by the Board of Trustees,  shall succeed to all of the duties of the  President and when so acting shall have all powers of and be subject to all the  restrictions  upon the President  until the
President's  return,  or until such  disability  shall be removed or until a new
President  shall have been elected.  The vice  presidents  shall have such other powers and perform such other duties as from time to time may be prescribed  for them  respectively by the Board of Trustees,  the Chairperson,  the President or
these By-Laws.

     Section 8.  SECRETARY.  The secretary shall keep or cause to be kept at the principal  executive  office of the Trust,  or such other  place as the Board of
Trustees may direct,  a book of minutes of all meetings and actions of trustees, committees of trustees and  shareholders,  which shall record the time and place of such  meetings,  designation of whether such a meeting is regular or special, the names of those present at trustees'  meetings or committee  meetings,  and a summary of the proceedings.

     The secretary shall cause to be kept at the principal  executive  office of the Trust, or at the office of the Trust's transfer agent or registrar,  a share register or a duplicate share register showing the names of all shareholders and their  addresses,  the number,  series and  classes of shares held by each,  the number and date of  certificates  issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall give or cause to be given notice of all meetings of the shareholders  and of the  Board of  Trustees  required  by these  By-Laws  or by applicable  law to be given and shall have such other  powers and  perform  such other duties as may be prescribed by the Board of Trustees or by these By-Laws.

     Section 9. TREASURER.  The treasurer shall keep and maintain or cause to be kept and  maintained  adequate and correct  books and records of accounts of the properties and business  transactions  of the Trust,  including  accounts of its assets, liabilities,  receipts, disbursements,  gains, losses, capital, retained earnings and shares.  The books of account shall at all reasonable times be open to inspection by any trustee.

     The treasurer  shall deposit all monies and other valuables in the name and to the credit of the Trust with such  depositories  as may be  designated by the
Board of  Trustees.  He or she shall  disburse  the funds of the Trust as may be ordered by the Board of Trustees,  shall render to the  President  and trustees, whenever  they  request  it, an  account  of all of his or her  transactions  as treasurer  and of the  financial  condition  of the Trust and shall  have  other powers  and  perform  such  other  duties as may be  prescribed  by the Board of
Trustees or these By-Laws.

                                   ARTICLE VI
                     INDEMNIFICATION OF TRUSTEES, OFFICERS,
                           EMPLOYEES AND OTHER AGENTS

     Section  1.  AGENTS,  PROCEEDINGS  AND  EXPENSES.  For the  purpose of this
Article, "agent" means any person who is or was a trustee,  officer, employee or other  agent of this Trust or is or was serving at the request of the Trust as a trustee,  director,  officer,  employee or agent of another  foreign or domestic corporation,  partnership,  joint  venture,  trust or other  enterprise or was a trustee,  director,  officer,  employee  or  agent  of  a  foreign  or  domestic corporation which was a predecessor of another enterprise at the request of such predecessor  entity;  "proceeding"  means any  threatened,  pending or completed action or proceeding, whether civil, criminal,  administrative or investigative;
and "expenses"  includes without limitation  attorneys' fees and any expenses of establishing a right to indemnification under this Article.

     Section 2.  ACTIONS  OTHER THAN BY TRUST.  The Trust  shall  indemnify  any person  who  was or is a  party  or is  threatened  to be  made a  party  to any proceeding  (other  than an action by or in the right of the Trust) by reason of the fact that such  person is or was an agent of the  Trust,  against  expenses,
judgments,   penalties,  fines,  settlements  and  other  amounts  actually  and reasonably  incurred in connection  with such proceeding if such person acted in good faith and in a manner  that such  person  reasonably  believed to be in the best  interests  of the Trust and in the case of a criminal  proceeding,  had no reasonable  cause to believe  the  conduct  of such  person  was  unlawful.  For purposes  of this  Section 2 and  Section 3 below,  (a) the  termination  of any proceeding  by  judgment,  order,  or  settlement  shall not of itself  create a presumption  that the person did not act in good faith or in a manner  which the person reasonably  believed to be in the best interests of the Trust or that the person had reasonable  cause to believe that the person's  conduct was unlawful, and (b) the  termination  of any  proceeding  by  conviction,  or a plea of nolo contendere  or its  equivalent,  or an entry of an order of  probation  prior to judgment,  creates a rebuttable  presumption that the person did not act in good faith,  or in a manner  which the person  reasonably  believed to be in the best interests of the Trust or that the person had  reasonable  cause to believe that the person's conduct was unlawful.

     Section 3. ACTIONS BY TRUST.  The Trust shall  indemnify any person who was or is a party or is threatened to be made a party to any threatened,  pending or completed  action by or in the right of the Trust to procure a  judgment  in its favor by  reason of the fact  that the  person is or was an agent of the  Trust, against expenses  actually and reasonably  incurred by that person in connection with the defense or settlement of that action if that person acted in good faith and in a manner that person  reasonably  believed to be in the best interests of the Trust.

     Section 4. EXCLUSION OF  INDEMNIFICATION.  Notwithstanding any provision to the contrary contained herein,  there shall be no right to  indemnification  for any  liability  arising  by reason of  willful  misfeasance,  bad  faith,  gross negligence,  or the reckless  disregard of the duties involved in the conduct of the agent's office with the Trust.

     No indemnification shall be made under Sections 2 or 3 of this Article:

     (a) In respect of any claim,  issue or matter as to which that person shall have been adjudged to be liable in the  performance of that person's duty to the
Trust,  unless  and only to the extent  that the court in which that  action was brought shall determine upon application  that in view of all the  circumstances of the case,  that person was not liable by reason of the disabling  conduct set forth in the  preceding  paragraph  and is fairly  and  reasonably  entitled  to indemnity for the expenses which the court shall determine; or

     (b) In respect of any claim, issue, or matter as to which that person shall have  been  adjudged  to be  liable  on the  basis  that  personal  benefit  was improperly  received by him,  whether or not the benefit resulted from an action taken in the person's official capacity; or

     (c) Of amounts paid in settling or otherwise  disposing of a threatened  or pending  action,  with or without  court  approval,  or of expenses  incurred in defending a threatened or pending action which is settled or otherwise  disposed of without court approval,  unless the required  approval set forth in Section 6 of this Article is obtained.

     Section 5. SUCCESSFUL  DEFENSE BY AGENT. To the extent that an agent of the
Trust has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this  Article or in defense of any claim,  issue or matter therein,  before the court or other body before whom the proceeding was brought, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in  connection  therewith,  provided  that the  Board of  Trustees, including a majority who are disinterested,  non-party trustees, also determines that based upon a review of the facts, the agent was not liable by reason of the disabling conduct referred to in Section 4 of this Article.

     Section  6.  REQUIRED  APPROVAL.  Except as  provided  in Section 5 of this
Article, any indemnification  under this Article shall be made by the Trust only if authorized in the specific case on a determination  that  indemnification  of the  agent  is  proper  in the  circumstances  because  the  agent  has  met the applicable  standard of conduct set forth in Sections 2 or 3 of this Article and is not  prohibited  from  indemnification  because of the disabling  conduct set forth in Section 4 of this Article, by:

     (a)  A majority vote of a quorum consisting of Independent Trustees who are not parties to the proceeding; or

     (b)  A written opinion by an independent legal counsel.

     Section 7.  ADVANCEMENT  OF EXPENSES.  Expenses  incurred in defending  any proceeding  may be advanced  by the Trust  before the final  disposition  of the proceeding  on receipt of an  undertaking  by or on behalf of the agent to repay the amount of the  advance  unless it shall be  determined  ultimately  that the agent is entitled to be indemnified as authorized in this Article,  provided the agent provides a security for his undertaking,  or a majority of a quorum of the disinterested,  non-party trustees, or an independent legal counsel in a written opinion,  determine that based on a review of readily available facts,  there is reason  to  believe  that  said  agent  ultimately  will be  found  entitled  to indemnification.

     Section 8. OTHER  CONTRACTUAL  RIGHTS.  Nothing  contained  in this Article shall affect any right to  indemnification  to which persons other than trustees and officers of the Trust or any subsidiary  thereof may be entitled by contract or otherwise.

     Section 9. LIMITATIONS.  No  indemnification or advance shall be made under this Article in any circumstances where it would be inconsistent with:

     (a)  A  provision  of  the  Declaration  of  Trust,  a  resolution  of  the
shareholders,   or  an   agreement   which   prohibits   or   otherwise   limits
indemnification  which was in effect at the time of accrual of the alleged cause of action  asserted in the  proceeding  in which the expenses  were  incurred or other amounts were paid; or

     (b)  Any condition expressly imposed by a court in approving a settlement.

     Section  10.  INSURANCE.  Upon and in the event of a  determination  by the
Board of  Trustees to purchase  such  insurance,  the Trust shall be entitled to purchase and maintain  insurance on behalf of any agent of the Trust against any liability  asserted against or incurred by the agent in such capacity or arising out of the agent's status as such.

     Section 11.  FIDUCIARIES  OF EMPLOYEE  BENEFIT PLAN.  This Article does not apply  to any  proceeding  against  any  trustee,  investment  manager  or other fiduciary of an employee  benefit plan in that person's  capacity as such,  even though  that person may also be an agent of the Trust as defined in Section 1 of this  Article.  Nothing  contained  in this  Article  shall  limit  any right to indemnification to which such a trustee,  investment manager, or other fiduciary may be  entitled  by contract or  otherwise  which shall be  enforceable  to the extent permitted by applicable law other than this Article.

                                   ARTICLE VII
                               RECORDS AND REPORTS

     Section 1.  MAINTENANCE AND INSPECTION OF SHARE  REGISTER.  The Trust shall keep at its principal executive office or at the office of its transfer agent or registrar a record of its shareholders, providing the names and addresses of all shareholders  and  the  number,  series  and  classes  of  shares  held  by each shareholder.

     Section 2.  MAINTENANCE AND INSPECTION OF BY-LAWS.  The Trust shall keep at its  principal  executive  office  the  original  or a copy of these  By-Laws as amended to date,  which shall be open to inspection by the  shareholders  at all reasonable times during office hours.

     Section 3.  MAINTENANCE  AND  INSPECTION OF OTHER  RECORDS.  The accounting books and records and minutes of proceedings of the  shareholders  and the Board of Trustees and any committee or  committees  of the Board of Trustees  shall be kept at such  place or  places  designated  by the Board of  Trustees  or in the absence of such designation, at the principal executive office of the Trust. The minutes and the  accounting  books and  records  shall be kept either in written form or in any other form  capable of being  converted  into written  form.  The minutes and  accounting  books and records shall be open to inspection  upon the written demand of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose  reasonably related to the  holder's  interests  as a  shareholder  or as the holder of a voting  trust certificate. The inspection may be made in person or by an agent or attorney.

     Section 4.  INSPECTION  BY TRUSTEES.  Every trustee shall have the absolute right at any  reasonable  time to inspect all books,  records,  and documents of every kind and the  physical  properties  of the  Trust.  This  inspection  by a trustee  may be made in  person  or by an agent  or  attorney  and the  right of inspection includes the right to copy and make extracts of documents.

                                  ARTICLE VIII
                                    DIVIDENDS

     Section  1.  DECLARATION  OF  DIVIDENDS.   Dividends  upon  the  shares  of
beneficial  interest  of  the  Trust  may,  subject  to  the  provisions  of the
Declaration  of Trust,  if any,  be  declared  by the Board of  Trustees  at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the Trust.

     Section 2. RESERVES.  Before payment of any dividend there may be set aside out of any funds of the Trust  available for  dividends  such sum or sums as the
Board of Trustees  may,  from time to time,  in its absolute  discretion,  think proper as a reserve fund to meet contingencies,  or for equalizing dividends, or for  repairing  or  maintaining  any  property  of the Trust,  or for such other purpose as the Board of Trustees  shall deem to be in the best  interests of the
Trust,  and the Board of Trustees  may abolish any such reserve in the manner in which it was created.

                                   ARTICLE IX
                                 GENERAL MATTERS

     Section 1. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other  orders for payment of money,  notes or other  evidences  of  indebtedness issued in the name of or payable  to the Trust  shall be signed or  endorsed  by such  person  or  persons  and in such  manner  as from  time to time  shall  be determined by resolution of the Board of Trustees.

     Section 2. CONTRACTS AND INSTRUMENTS;  HOW EXECUTED. The Board of Trustees,
except as otherwise  provided in these  By-Laws,  may  authorize  any officer or officers,  agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this  authority  may be general or confined  to specific  instances;  and unless so  authorized  or ratified by the
Board of Trustees or within the agency power of an officer,  no officer,  agent, or employee  shall have any power or authority to bind the Trust by any contract or  engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     Section  3.  CERTIFICATES  FOR  SHARES.  As a  matter  of  general  policy, certificates  for shares of beneficial  interest in any series of the Trust will not be issued.  Appropriate  officers of the Trust may authorize the issuance of certificates in certain limited circumstances  determined by such officers to be appropriate,  provided  such shares are fully paid.  All  certificates  shall be signed  in the  name of the  Trust by the  Chairperson,  the  President  or vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the series and class of shares  owned  by  the  shareholders.  Any  or  all  of  the  signatures  on the certificate may be facsimile. In case any officer,  transfer agent, or registrar who has signed or whose  facsimile  signature  has been placed on a  certificate shall have ceased to be such officer,  transfer agent, or registrar  before such certificate is issued,  it may be issued by the Trust with the same effect as if such person were an officer,  transfer  agent or registrar at the date of issue.
Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its shares by electronic or other means.

     Section 4. LOST  CERTIFICATES.  Except as provided in this  Section 4, as a matter of general  policy,  no new  certificates  for shares  shall be issued to replace an old  certificate.  In the event a new certificate is authorized to be issued to replace an old  certificate,  the latter  must be  surrendered  to the
Trust  and  cancelled  at the  same  time.  In case  any  share  certificate  or certificate for any other security is lost, stolen or destroyed, the appropriate officers of the Trust may authorize the issuance of a replacement certificate on such terms and conditions as the Board of Trustees or such appropriate  officers may require, including a provision for indemnification of the Trust secured by a bond or other  adequate  security  sufficient  to protect the Trust  against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

     Section 5.  REPRESENTATION  OF SHARES OF OTHER ENTITIES HELD BY TRUST.  The
Chairperson,  the President or any vice president or any other person authorized by  resolution  of the Board of Trustees or by any of the  foregoing  designated officers,  is authorized to vote or represent on behalf of the Trust any and all shares of any  corporation,  partnership,  trust,  or other  entity,  foreign or domestic,  standing  in the name of the  Trust.  The  authority  granted  may be exercised in person or by a proxy duly executed by such designated person.

     Section 6.  TRANSFER OF SHARES.  Shares of the Trust shall be  transferable only on the record  books of the Trust by the  Person in whose name such  Shares are registered, or by his or her duly authorized attorney or representative.  In all cases of transfer by an attorney-in-fact, the original power of attorney, or an official copy thereof duly certified,  shall be deposited and remain with the
Trust,  its transfer agent or other duly authorized  agent. In case of transfers by executors,  administrators,  guardians or other legal  representatives,  duly authenticated evidence of their authority shall be produced, and may be required to be  deposited  and remain with the Trust,  its  transfer  agent or other duly authorized  agent.  No transfer  shall be made unless and until the  certificate issued to the transferor,  if any, shall be delivered to the Trust, its transfer agent or other duly authorized agent, properly endorsed.

     Section 7.  HOLDERS OF RECORD.  The Trust  shall be  entitled  to treat the holder of record of any share or shares as the owner  thereof and,  accordingly, shall not be bound to recognize  any  equitable or other claim to or interest in such share or shares on the part of any other  person,  whether or not the Trust shall have express or other notice thereof.

     Section  8.  FISCAL  YEAR.  The  fiscal  year of the Trust and each  series thereof shall be fixed by  resolution  of the Board of Trustees and,  subject to applicable  law or  regulation,  may be re-fixed or changed from time to time by resolution  of the Board of Trustees.  The fiscal year of the Trust shall be the taxable year of each series of the Trust.

                                    ARTICLE X
                                   AMENDMENTS

     Section 1.  AMENDMENT.  These By-laws may be restated and/or amended at any time,  without the approval of the  shareholders,  by an  instrument  in writing signed by, or a resolution of, a majority of the then Board of Trustees.

Approved:  May 19, 2005